Exhibit 21

                             BLACK HILLS CORPORATION

                  SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES



                Black Hills Power, Inc., South Dakota corporation

          Black Hills Energy Ventures, Inc., a South Dakota corporation



            Black Hills Energy Capital, Inc., a Delaware corporation

           Wyodak Resources Development Corp., a Delaware corporation



        Adirondack Hydro Development Corporation, a Delaware corporation

           Black Hills Capital Group, Inc., a South Dakota Corporation

           Black Hills Coal Network, Inc., a South Dakota corporation

                Black Hills Colorado, LLC, a Delaware corporation

         Black Hills Energy Resources, Inc., a South Dakota corporation

       Black Hills Exploration and Production, Inc., a Wyoming corporation

              Black Hills FiberCom, LLC, a South Dakota corporation

           Black Hills Fiber Systems, Inc., a South Dakota corporation

               Black Hills Generation, Inc., a Wyoming corporation

                    Daksoft, Inc., a South Dakota corporation

                Enserco Energy, Inc., a South Dakota corporation

                    Hudson Falls, LLC, a New York corporation

            Landrica Development Company, a South Dakota corporation

                 South Glens Falls, LLC, a New York corporation